EXHIBIT 23.3


                          CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 2, 1998 appearing on Page 41 of the Annual Report on Form 10-K of PP&L Resources, Inc. for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


          /s/ PricewaterhouseCoopers LLP

          PRICEWATERHOUSECOOPERS LLP
          Philadelphia, Pennsylvania
          December 30, 1998